CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  December 19, 2016
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On December 19, 2016, the Company authorized the issuance of 350,000 shares of Common Stock to RedChip Companies, Inc., as payment for compensation due under a contract for services to be provided to the Company by RedChip. The shares will be issued with a restrictive legend to RedChip Companies Inc..

The shares of Common Stock are to be issued with a restrictive legend.

The transactions were handled as private sales exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 9.01  Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10(1)	3	RedChip Agreement, RedChip and Green Endeavors Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of December, 2016.

 Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President